UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CLARCOR Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLARCOR has agreed to be acquired by Parker

Frequently Asked Questions

UPDATE DECEMBER 14, 2016

EMPLOYEE INFORMATION

NEW 12-14-16

What happens to policies such as vacation, holidays, health care benefits and other employee programs?

•	We continue to operate independently until the close. Current policies remain the same until then.

•	It is premature to anticipate what, if anything, Parker may do differently as a result of the acquisition. We will share definitive information with you as it becomes available.

•	While we do not know what, if any, changes to our current programs will come from the integration, maintaining competitive programs will be part of the integration discussions.

What benefits and bonus programs does Parker provide and when does their benefit year begin?

•	At this time these discussions have not occurred. As we move through the next months, more information on their programs will be discussed and shared.

•	Regardless of their timing, we can assure you that all benefit and incentive plan transitions will be carefully managed.

What does this mean for CLARCOR jobs, both at my facility as well as others?

•	It is too early in the process to have an answer to this question.

•	Clarity on this issue will evolve as we work our way through the integration process and we will advise as we know more.

•	Until such time, it is important every person continues to do the best job possible to provide quality products and service to our customers.

Will this acquisition affect the 2016 performance reviews and 2017 wage increase?

•	No. The performance review process and wage increases planned for 2017 will occur according to our established schedule.

What happens with our employees who have work visas?

•	CLARCOR will continue to work with individuals on immigration activity. It will also be a topic of discussion with the Integration Team during the integration process. If you have an upcoming event that needs immediate attention please contact your local HR representative for further information.

Can we contact anyone at Parker?

•	Although this agreement has been announced, nothing is final until we actually close the transaction, which is expected by or during the summer of calendar year 2017. For that reason, except as between the integration teams, it is important that no CLARCOR employee approach or engage in discussion with anyone at Parker outside of the ordinary course of business.

FROM 12-1-16

What will happen to my benefits and pay?

•	Until the combination is finalized, CLARCOR will remain your employer and you will continue to receive pay and benefits from CLARCOR as usual.

•	We are committed to keeping you informed throughout this process and will share additional information as it becomes available.

Who should I contact if I have additional questions?

•	If you have any questions, please don’t hesitate to reach out to your manager or Human Resources representatives.

BONUS, COMMISSION, STOCK, SAVINGS & RETIREMENT

NEW 12-14-16

Will 2016 bonuses be paid? What happens with bonuses in 2017?

•	All 2016 CLARCOR bonus plans will be paid out according to the plan documents. If a bonus has been earned, it will be paid according to our normal payment timeline.

•	All 2017 CLARCOR bonus plans are being finalized and will be distributed as soon as possible for 2017.

•	The handling of payments for 2017 plans will be addressed by the Integration team as part of integration discussions, and we will provide additional information at that time.

Will 2016 commissions be paid? What happens with commission plans in 2017?

•	All 2016 CLARCOR commission plans will be paid out according to the plan documents. If commissions have been earned, they will be paid according to our normal payment timeline.

•	All 2017 CLARCOR commission plans are being finalized and will be distributed as soon as possible for 2017.

•	The handling of payments for 2017 plans will be addressed by the Integration Team, and we will provide additional information at that time.

What will happen with the 401(k) plan?

•	The 401(k) plan will continue to operate as it currently does through the close date.

•	The discretionary match for 2016 will be made in late January/early February 2017.

•	How plans continue or transition will be a part of the integration discussions, and we will provide additional information at that time.

What is the current status of the CLARCOR Employee Stock Purchase Plan (ESPP)?

•	CLARCOR will continue the ESPP through the current offer period, which ends December 31, 2016. We will purchase on January 3, 2017.

•	Refunds will not be given unless an employee voluntarily withdraws from the program. Deadline to withdraw (with the proper form) is December 16, 2016. Contact your local HR department for details if you choose to do this.

•	Election percents are not changeable mid-period.

•	This will be the final quarter for the ESPP plan. All deductions will be stopped after the December 30, 2016 pay date.

•	If you’d like a copy of the ESPP Plan, your local HR department can provide you with a copy.

Can I sell ESPP shares now? If I don’t what happens when the deal is closed?

•	Yes. You are free to sell ESPP shares, subject to our insider trading policy available on our website.

•	If you decide to sell shares in advance of the close date, ComputerShare administers our ESPP shares. You can call 1-800-622-675 or log in at www-us.computershare.com/employee.

•	Upon closing, any shares that you own will be cancelled and you will receive the agreed purchase price of $83 per share.

Some of us are still accruing a pension under a CLARCOR pension plan. What happens to the pension plan?

•	Participants in the plan will continue to earn pension benefits according to the plan formula until the closing date.

•	Pension benefits earned as of the close date are protected by the plan and federal regulations.

•	How the pension plan continues or transitions will be a part of the integration discussions, and we will provide additional information at that time.

FROM 12-1-16

I own CLARCOR stock. Should/can I sell it?

•	You are free to sell CLARCOR shares, subject to our insider trading policy available on our website.

•	Any shares that you own at the time of closing will automatically be purchased at the agreed price of $83 per share and the proceeds will be sent to you in the same manner as any shareholder, less applicable withholdings.

CLARCOR ACTIVITIES

NEW 12-14-16

What happens to key initiatives, such as the ERP implementation?

•	Key initiatives will be on the list of activities to be discussed among the Integration Team, to the extent allowed under applicable law. It is too early yet to know which initiatives will move forward and how, and which, if any, will not.

What will happen with the CLARCOR brands and product lines?

•	As stated in the press release, one of the reasons Parker was attracted to us was because of the strength of our brands.

•	While it is too soon to say how the brands and product lines will come together, it will be a significant part of the discussion going forward and updates will be provided as they become available.

ACQUISITION INFORMATION

NEW 12-14-16

Why is there mention of legal filings taking place?

•	There are certain legal filings that must occur when public companies combine, including with the SEC and with merger control authorities in the United States and abroad.

•	These are regulatory in nature and are required as a normal part of the overall acquisition process.

FROM 12-1-16

How does this transaction benefit CLARCOR employees?

•	The combination is all about the excellent long-term growth opportunities we will have together.

•	Parker has a proud history of innovation, just like CLARCOR, and its culture centers around teamwork and empowering employees to take action and ownership in their work. From both a cultural and an operational perspective, this is a great fit.

•	Parker also shares our focus on excellence, integrity, and putting customers first and is committed to supporting and developing employees to promote career advancement.

Why is Parker the right partner for CLARCOR?

•	Parker has a strong track record of successful acquisitions and has made it clear for some time that one of its goals is to grow its filtration business. We are excited to be part of this expansion.

•	We believe becoming part of a larger and more diversified global business will create great benefits for our customers as well as opportunities for employees across our business units.

•	Similar to CLARCOR, Parker has a decentralized operating model, so they are familiar with how we are structured and how we work at CLARCOR.

What happens between now and when the combination is finalized?

•	Until the transaction is finalized, CLARCOR and Parker will continue to operate independently. It is critical that we remain focused on putting quality and customer service first like we always do.

•	We anticipate the transaction closing by or during Parker’s FY18 first quarter (July-September 2017).

What should I do if I receive calls from members of the media or members of the investor community?

•	If you receive any inquiries from reporters, investors, or any other outside parties, please promptly refer them to Susie Butler at 615-771-3100.

•	It is important that we speak with one voice on this matter.

What should I know about Parker?

•	Parker traces its roots back to 1917, with the founding of the Parker Appliance Company in Cleveland, Ohio.

•	Over the past 100 years, the company has evolved into a $12 billion business focused on motion-control products serving customers in aerospace, climate control, electromechanical, filtration, fluid and gas handling, hydraulics, pneumatics, process control, and sealing and shielding.

What does this announcement mean for CLARCOR customers?

•	We believe that bringing these two businesses together will greatly enhance our ability to meet our customers’ needs in the years ahead. As part of a larger, global operation, we will be even better positioned to innovate new products and provide our customers with the best service.

Additional Information and Where to Find It

In connection with the proposed transaction, CLARCOR intends to file a preliminary proxy statement on Schedule 14A with the SEC. CLARCOR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of CLARCOR. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from CLARCOR’s website at www.CLARCOR.com under the heading “Investor Information” or by emailing CLARCOR at investor@CLARCOR.com.

Participants in Solicitation

Parker, CLARCOR and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning CLARCOR’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for CLARCOR’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. CLARCOR and Parker caution readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain CLARCOR stockholder approval of the proposed transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on CLARCOR’s common stock or Parker’s common stock because of the failure to complete the proposed transaction; CLARCOR’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

It is possible that the future performance and earnings projections of Parker and/or CLARCOR, including projections of any individual segments, may differ materially from current expectations, depending on economic conditions within each company’s key markets, and each company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of Parker and/or CLARCOR are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; CLARCOR’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability.

Additional information about the risks related to Parker and its business may be found in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016. Additional information about the risks related to CLARCOR and its business may be found in CLARCOR’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed on January 22, 2016. Parker and/or CLARCOR make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.